Exhibit 10.29

January 9, 2013

Re:   Revision to Amendment No. 3 of Employment Agreement

Dear Sam:

This letter agreement will confirm that paragraph 7 of Amendment No. 3 (dated June 30, 2012) to your employment agreement is hereby amended by mutual agreement to change the number of stock options awarded to you from 500,000 to 434,675. This change will be effective immediately. The remaining terms of paragraph 7 (e.g., vesting, etc.) remain unchanged and in full force and effect.

If correct, please sign below.

Regards,

/s/ Sterling L. Miller

Sterling L. Miller

SO AGREED:

/s/ Michael S. Gilliland
Michael S. Gilliland